AMTECH SYSTEMS, INC. AND SUBSIDIARIES
                      -------------------------------------
                                   EXHIBIT 11
                                   ----------
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                 -----------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
              -----------------------------------------------------

                                                          1996          1995          1994
                                                      -----------   -----------   -----------

            PRIMARY
-------------------------------------

Average number of common shares outstanding             4,175,728     3,802,853     1,890,702
Incremental shares attributable to warrants/options     2,165,299          --          38,382
                                                      -----------   -----------   -----------

     Total shares used in the calculation               6,341,027     3,802,853     1,929,084
                                                      ===========   ===========   ===========




Income from continuing operations                     $   197,591   $   171,053   $   (89,469)
Interest net of tax assumed to be earned on
 additional short-term investments                        145,981          --            --
                                                      -----------   -----------   -----------

Income from continuing operations as adjusted         $   343,572   $   171,053   $   (89,469)
                                                      ===========   ===========   ===========


Earnings per share - continuing                       $       .05   $       .04   $      (.05)




Net income                                            $   508,683   $   226,568   $    94,004
Interest net of tax assumed to be earned on
 additional short-term investments                        145,981          --            --
                                                      -----------   -----------   -----------

Adjusted net income                                   $   654,664   $   226,568   $    94,004
                                                      ===========   ===========   ===========


Earnings per share                                    $       .10   $       .06   $       .05

                      AMTECH SYSTEMS, INC. AND SUBSIDIARIES
                      -------------------------------------
                             EXHIBIT 11 - CONTINUED
                             ----------------------
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                 -----------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
              -----------------------------------------------------

                                                          1996          1995          1994
                                                      -----------   -----------   -----------
          FULLY DILUTED
------------------------------------

Average number of common shares outstanding             4,175,728     3,802,853     1,929,084
Incremental shares attributable to warrants/options     2,165,299          --             516
                                                      -----------   -----------   -----------

     Total shares used in the calculation               6,341,027     3,802,853     1,929,600
                                                      ===========   ===========   ===========




Income from continuing operations                     $   197,591   $   171,053   $   (89,469)
Interest net of tax assumed to be earned on
 additional short-term investments                        134,072          --            --
                                                      -----------   -----------   -----------

Income from continuing operations as adjusted         $   331,663   $   171,053   $   (89,469)
                                                      ===========   ===========   ===========


Earnings per share - continuing                       $       .05   $       .04   $      (.05)




Net income                                            $   508,683   $   226,568   $    94,004
Interest net of tax assumed to be earned on
 additional short-term investments                        134,072          --            --
                                                      -----------   -----------   -----------

Adjusted net income                                   $   642,755   $   226,568   $    94,004
                                                      ===========   ===========   ===========


Earnings per share                                    $       .10   $       .06   $       .05